ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20080204565-22
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/24/2008 9:04 AM
	Entity Number C33762-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
INTERFACING TECHNOLOGIES, INC. C33762-2001

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE ONE: THE NAME OF THE COMPANY WILL BE: ATTUNE RTD

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 100%

4. Effective date of filing (optional): 3/21/2008
(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080204565-22
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/24/2008 9:04 AM
	Entity Number C33762-2001

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

INTERFACING TECHNOLOGIES, INC. C33762-2001

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE ONE: THE NAME OF THE COMPANY WILL BE: ATTUNE RTD

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 100%

4. Effective date of filing (optional): 3/21/2008
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF NAME CHANGE

I, ROSS MILLER, the duly qualified and elected Nevada Secretary of State, do hereby certify that on March 24, 2008, a Certificate of Amendment to its Articles of Incorporation changing the name to **ATTUNE RTD**, was filed in this office by **INTERFACING TECHNOLOGIES, INC.**. Said change of name has been made in accordance with the laws of the State of Nevada and that said Certificate of Amendment is now on file and of record in this office.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 1, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Job Receipt

August 1, 2008

Job Number: C20080801-0687
Account Number:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Certificate Evidencing Name Change	20080204565-22	3/24/2008 9:04:01 AM	1	$50.00	$50.00
24 Hour Expedite	20080204565-22	3/24/2008 9:04:01 AM	1	$75.00	$75.00
Total					$125.00

Payments

Type	Description	Amount
Credit	03453608080110427345	$125.00
Total		$125.00

Job Balance: $0.00

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

ATTUNE RTD
286 1/2 NORTH PALM CANYON DR
PALM SRINGS, CA 92262

August 1, 2008

Job Number: C20080801-0687

Job Contents:
Certificate of Name Change(s): 1

Special Handling Instructions:

RM
CMR 8-1-08

ATTUNE RTD
286 1/2 NORTH PALM CANYON DR
PALM SRINGS, CA 92262